UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2018
CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 800
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K dated July 13, 2018 (the “Initial 8-K”) filed by CTI BioPharma Corp. (the “Company”) on July 19, 2018, in which the Company reported that the Audit Committee (the “Audit Committee”) of the board of directors of the Company approved the dismissal of Marcum LLP (“Marcum”), effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (the “Quarterly Report”). This Amendment No. 1 is being filed to disclose the date on which the Quarterly Report was filed and to confirm the effective date of Marcum’s dismissal.

Item 4.01	Change in Registrant’s Certifying Accountant.
(a) Dismissal of Previous Independent Registered Public Accounting Firm
As reported in the Initial 8-K, on July 13, 2018, the Audit Committee approved the dismissal of Marcum, as the independent registered public accounting firm of the Company, effective upon the filing of the Quarterly Report. The Quarterly Report was filed on August 2, 2018 and the effective date of Marcum’s dismissal was also August 2, 2018.
The reports of Marcum on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Marcum’s report dated March 2, 2017, relating to the Company’s consolidated balance sheets as of December 31, 2016 and 2015 and the related consolidated statements of operations, comprehensive loss, shareholders’ equity, and cash flows and the related financial statement schedule for each of the three years in the period ended December 31, 2016, included an explanatory paragraph as to the uncertainty of the Company’s ability to continue as a going concern. The audit reports of Marcum on the Company’s effectiveness of internal control over financial reporting for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion.
In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2017 and 2016, and in the subsequent interim period through August 2, 2018, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the matter in its reports for such years.
There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.
The Company has requested Marcum to furnish it a letter addressed to the Securities and Exchange Commission stating whether Marcum agrees with the above statements. A copy of that letter, dated August 2, 2018 is filed as Exhibit 16.1 to this Form 8-K/A.
    (b) Engagement of New Independent Registered Public Accounting Firm
As reported in the Initial 8-K, on July 13, 2018, the audit committee also engaged Ernst & Young LLP (“EY”) as the Company’s registered independent public accounting firm effective upon the filing of the Quarterly Report. The Quarterly Report was filed on August 2, 2018 and the effective date of EY’s engagement was also August 2, 2018.
During the years ended December 31, 2017 and 2016, and through August 2, 2018, neither the Company nor anyone acting on its behalf consulted with EY regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

16.1	Letter to Securities and Exchange Commission from Marcum LLP, dated August 2, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2018	CTI BIOPHARMA CORP.

	By:	/s/ David H. Kirske
Name: David H. Kirske
Title: Chief Financial Officer